Exhibit 99.1
FOR IMMEDIATE RELEASE
BUSINESS OBJECTS ANNOUNCES PRELIMINARY Q2 2006 RESULTS
SAN JOSE, Calif. and PARIS — July 6, 2006 — Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced preliminary results for the second quarter ended June 30, 2006.
Total revenue for the second quarter of 2006 is expected to be approximately $287 to $291 million, with license revenue of approximately $116 to $118 million and services revenue of approximately $171 to $173 million. The company’s previous guidance issued on April 26, 2006 estimated total revenue for the second quarter of 2006 between $295 to $300 million.
U.S. GAAP diluted earnings per share for the second quarter of 2006 are expected to be $0.05 to $0.08 and non-GAAP diluted earnings per share are expected to be $0.25 to $0.28. The company’s previous guidance for the second quarter of 2006 (issued on April 26, 2006) estimated U.S. GAAP diluted earnings per share of $0.10 to $0.13 and non-GAAP diluted earnings per share of $0.30 to $0.33.
“We are disappointed with our performance this quarter,” said John Schwarz, chief executive officer of Business Objects. “Despite total revenue growing year-over-year, our license revenue was below expectations, due in part to a lower closing rate on large transactions. In addition, the European and Asia-Pacific regions will show declining revenue compared to last year, detracting from growth in the Americas region.”
“Looking ahead, we continue to see a substantial opportunity for the business intelligence market and for our company, our products and our services, and we will use the lessons learned from this quarter to improve our future execution.”
The company currently anticipates releasing its financial results for the second quarter of 2006 and updating its forward business outlook on July 26, 2006.
Conference Call Information
To accommodate its global investors, Business Objects will hold two conference calls to discuss the preliminary Q2 2006 results for the second quarter of 2006. The first call will begin on July 6, 2006 at 2:00 p.m. pacific time (5:00 p.m. New York, 10:00 p.m. London, 11:00 p.m. Paris). The call-in numbers are (800) 399-7988 for North America and (706) 634-5428 for Europe and Asia with ID #2729206. A replay will be available two hours following the call on Business Objects’ Investor Relations web site or for two weeks at the following numbers: (800) 642-1687 (domestic) or (706) 645-9291 (international) with ID#2729206. The second call will begin on July 6, 2006 at 11:00 p.m. pacific time (July 7, 2006 at 2:00 a.m. New York, 7:00 a.m. London, 8:00 a.m. Paris). The call-in numbers are (800) 399-7988 for North America and (706) 634-5428 for Europe and Asia with ID #2729368. A replay will be available two hours following the call on Business Objects’ Investor Relations web site or for two weeks at the following numbers: (800) 642-1687 (domestic) or (706) 645-9291

Business Objects Updates Q2 2006 Guidance

(international) with ID#2729368. The conference calls will also be webcast live, and can be accessed on the company’s IR website at www.businessobjects.com.
Accounting Principles
Business Objects prepares its financial statements in accordance with US GAAP. Because the company is listed on both the Eurolist by EuronextTM in France and the Nasdaq National Market in the United States, it is required to separately report consolidated financial statements prepared in accordance with both US GAAP and International Financial Reporting Standards (“IFRS”). The most significant identified differences between the two reporting standards for Business Objects relate to the treatment of stock-based compensation expense, the accounting for deferred tax assets on certain intercompany transactions and the accounting for business combinations.
In accordance with French regulations and IFRS, Business Objects filed with the Autorité des Marchés Financiers in France its Document de Référence 2005 on April 24, 2006 under the registration number R.06-038, which included its consolidated financial statements for the year ended on December 31, 2005. The Document de Référence 2005 includes the consolidated information that Business Objects published on April 26, 2006 to the Bulletin des Annonces Légales Obligatoires (“BALO”) in France. In addition, the Company expects to publish the revenues for its first half of 2006 in accordance with IFRS in the BALO in France in August 2006.
Use of Non-GAAP Financial Measures
The non-GAAP financial earnings per share information for the second quarter included in this preliminary results press release are different from those otherwise presented under US GAAP as these non-GAAP measures exclude certain charges. These charges include a write-off of in-process research and development, amortization of intangible assets, stock-based compensation expense, and restructuring charges. Business Objects has provided this measures in addition to US GAAP financial results because management believes this non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain non-cash charges or impacts of prior period acquisitions, and therefore are helpful in understanding Business Objects’ underlying operating results. This non-GAAP measure is one of the primary measures Business Objects’ management uses for planning and forecasting. This measure is not in accordance with, or an alternative to US GAAP and this non-GAAP measure may not be comparable to information provided by other companies.
About Business Objects
Business Objects is the world’s leading business intelligence (BI) software company with more than 35,000 customers worldwide, including over 80 percent of the Fortune 500. Business Objects helps organizations of all sizes create a trusted foundation for decision making, gain better insight into their business and optimize performance. The company’s innovative business intelligence suite, BusinessObjects™ XI, offers the BI industry’s most advanced and complete solution for performance management, planning, reporting, query and analysis, and enterprise information management. BusinessObjects XI includes the award-winning Crystal line of reporting and data visualization software. Business Objects has also built the industry’s strongest and most diverse partner community, and offers consulting and education services to help customers effectively deploy their business intelligence projects.

Business Objects Updates Q2 2006 Guidance

Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
Forward-Looking Statements
This document contains forward-looking statements that involve risks and uncertainties concerning the company’s expected revenue and profitability for the quarter ended June 30, 2006. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others the completion of the Company’s quarterly close and its independent auditors quarterly review. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended March 31, 2006 which are on file with the SEC and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.
Business Objects and the Business Objects logo, BusinessObjects, WebIntelligence, Crystal Reports, Intelligent Question, and Desktop Intelligence are trademarks or registered trademarks of Business Objects S.A. or its affiliated companies in the United States and/or other countries. All other names mentioned herein may be trademarks of their respective owners.
BUSINESS OBJECTS CONTACTS:
John Ederer
Vice President of Investor Relations
+1 408 953 6064
jederer@businessobjects.com
Nicole Noutsios
U.S. Investor Relations
+1 408 953 6339
nicole.noutsios@businessobjects.com
Anne Guimard
European Investor Relations
+33 1 41 25 39 19
anne.guimard@businessobjects.com